UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2022

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 298-9800

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	WRLD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition; and

Item 7.01 Regulation FD Disclosure.

On October 27, 2022, World Acceptance Corporation issued a press release announcing financial information for its second quarter ended September 30, 2022.  The press release is attached as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

Item 8.01  Other Events.

World Acceptance Corporation (the “Company”) is party to an Amended and Restated Revolving Credit Agreement dated as of June 7, 2019 among the Company, the lenders named therein (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (as amended from time to time, the “Revolving Credit Agreement”).

The Revolving Credit Agreement includes the following financial covenants, among others:

A) that the Borrower will have, at the end of each of the following fiscal quarters, a ratio of Net Income Available for Fixed Charges to Fixed Charges, calculated for the period of four consecutive fiscal quarters then ending, of not less than  (i) 1.75 to 1.0 for the fiscal quarters ending September 30, 2022 and December 31, 2022, (ii) 2.00 to 1.0 for the fiscal quarters ending March 31, 2023 and June 30, 2023 and (ii) 2.50 to 1.0 for each fiscal quarter thereafter (the "Fixed Charge Coverage Ratio"), and

B) that the Company maintain a Collateral Performance Indicator of less than or equal to twenty four percent (24%) as of the end of each calendar month (the “Collateral Performance Indicator”), which  is defined in the Revolving Credit Agreement as the sum of (a) the rolling three (3) month average 60+ day delinquency percentage (the percentage defined as (x) Finance Receivables (as defined in the Revolving Credit Agreement) for which payment is sixty (60) or more days contractually past due, divided by (y) total Finance Receivables at such date); plus (b) (i) net charge-offs for the eight (8) month period ending on such date divided by (ii) average net Finance Receivables during the eight (8) month period ending on such date.

On October 25, 2022, the Company became aware that the Company was in violation of the above referenced Fixed Charge Coverage Ratio and Collateral Performance Indicator financial covenants and the Company provided notice to that effect to the Lenders. The Company entered into a Waiver Letter with the Lenders, dated October 26, 2022, pursuant to which the Lenders agreed to waive the current non-compliance with such covenants.

The Company has not received a notice of default, a notice of termination or declaration of acceleration of amounts due with respect to the outstanding balance of the loan from the Lenders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	99.1	Press release issued October 27, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION
(Registrant)

Date: October 27, 2022
	By:	/s/ John Calmes, Jr.
John Calmes, Jr.
Chief Financial and Strategy Officer